Exhibit 32.2

CERTIFICATION

In connection with the annual report of Liberator, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Ronald P. Scott, Chief Financial Officer (Principal Financial and Accounting Officer) of WES Consulting Inc.*, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 7, 2010	/s/ Ronald P. Scott
Ronald P. Scott
Chief Financial Officer (Principal Financial and Accounting Officer) of WES Consulting, Inc.*

* On October 19, 2009, Liberator, Inc. merged with and into WES Consulting, Inc.  As WES Consulting, Inc. is the surviving entity from such merger and Liberator, Inc. has been merged out, this certification is signed by the Principal Financial and Accounting Officer of WES Consulting, Inc.